UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2016

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 27, 2016, Flotek Industries, Inc. (the “Company”) issued a press release providing its financial results for the year ended December 31, 2015 and announcing that it will hold a conference call to discuss its operating results. The January 27, 2016 press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved base salaries for certain of the executive officers of the Company effective January 3, 2016. The table below sets forth the 2016 annual base salary for the Company’s executive officers, including the principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2015 and who remain executive officers of the Company. The 2016 base salaries of H. Richard Walton and Joshua A. Snively, Sr. were previously reported on the Company’s Current Report on Form 8-K filed on January 7, 2016.

At a meeting held on January 26, 2016, the Compensation Committee determined that target bonus levels with respect to each of the executive officers of the Company subject to the previously announced 2015 Management Incentive Plan (the “2015 MIP”) were not met, and accordingly, no bonuses were due under the 2015 MIP. At that meeting, the Compensation Committee awarded discretionary bonuses to the Company’s executive officers, including the principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2015 and who remain executive officers of the Company, in the amounts set forth in the table below.

Also at that meeting, the Compensation Committee adopted the 2016 Management Incentive Plan (the “2016 MIP”). The 2016 MIP provides for the payment of cash bonuses to management personnel selected by the Compensation Committee, including all of the named executive officers. The 2016 MIP provides for target bonuses that are expressed as a percentage of each participant’s 2016 annual base salary. The target bonus percentage for the President, Chief Executive Officer and Chairman is 110% of base salary. The range for other participants is 75% to 85% of base salary. The table below sets forth the 2016 target cash bonus award percentage for purposes of the 2016 MIP for the Company’s executive officers, including the principal executive officer, the principal financial officer and the other executive officers who are named in the Summary Compensation Table in the Company’s definitive Proxy Statement filed in 2015 and who remain executive officers of the Company.

Executive Officer	2016 Base Annual Salary	2015 Discretionary Bonus	2016 Target Cash Bonus Percentage of Salary For Purpose of the 2016 MIP
John Chisholm* Chairman, President and Chief Executive Officer	$820,000	$246,000	110%
Steven A. Reeves Executive Vice President, Operations	$435,000	$97,875	85%
Joshua A. Snively, Sr. Executive Vice President, Research and Development	$425,400	$73,620	75%
Robert M. Schmitz Executive Vice President and Chief Financial Officer	$350,000	$69,300	75%
H. Richard Walton, Chief Financial Officer Emeritus	$330,000	$73,500	75%

*	Mr. Chisholm’s compensation is payable to companies controlled by Mr. Chisholm pursuant to the Fifth Amended and Restated Service Agreement by and between the Company and such companies controlled by Mr. Chisholm.

Bonuses are earned under the 2016 MIP based on the Company’s consolidated 2016 Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for stock compensation, financing transaction costs, and other noncash and/or nonrecurring charges not directly related to the ongoing operations of the Company (“Adjusted EBITDA”). Participants will receive a portion of the bonus determined on a sliding scale (ranging from 0-200% of the target bonus) depending on the 2016 Adjusted EBITDA achieved.

Item 7.01	Regulation FD Disclosure.

On January 27, 2016, the Company issued a press release announcing the release of a study regarding the effectiveness of the Company’s suite of Complex nano-Fluid® completion chemistries in the Denver Julesburg Basin by MHA Petroleum Consultants, LLC. The January 27, 2016 press release is furnished herewith as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to Item 2.02 and Item 7.01 of this Current Report on Form 8-K and in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated January 27, 2016.

99.2	Press release dated January 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: January 27, 2016	/s/ Robert M. Schmitz
Robert M. Schmitz
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 27, 2016.

99.2	Press release dated January 27, 2016.